Exhibit 4.3

TWELFTH AMENDMENT TO MASTER INDENTURE

This TWELFTH AMENDMENT TO MASTER INDENTURE, dated as of March 16, 2021 (this “Amendment”), is entered into between: (i) Synchrony Credit Card Master Note Trust (formerly known as GE Capital Credit Card Master Note Trust), a Delaware statutory trust (the “Issuer”); and (ii) Deutsche Bank Trust Company Americas, as indenture trustee under the Master Indenture referred to below (in such capacity, the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Indenture Trustee and the Issuer are parties to the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among the Indenture Trustee, the Issuer and certain other parties, the Second Amendment to Master Indenture, dated as of June 17, 2004, between the Issuer and the Indenture Trustee, the Third Amendment to Master Indenture, dated as of August 31, 2006, between the Issuer and the Indenture Trustee, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, between the Issuer and the Indenture Trustee, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, between the Issuer and the Indenture Trustee, the Sixth Amendment to Master Indenture, dated as of August 7, 2009, between the Issuer and the Indenture Trustee, the Seventh Amendment to Master Indenture, dated as of January 21, 2014, between the Issuer and the Indenture Trustee, the Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements, dated as of March 11, 2014, between the Issuer and the Indenture Trustee, the Ninth Amendment to Master Indenture, dated as of November 24, 2015, between the Issuer and the Indenture Trustee, the Tenth Amendment to Master Indenture, dated as of March 3, 2016, between the Issuer and the Indenture Trustee and the Eleventh Amendment to Master Indenture, dated as of April 21, 2017, between the Issuer and the Indenture Trustee (as amended, the “Master Indenture”);

WHEREAS, this Amendment is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Amendment, as set forth in such Section 9.1(b), have been satisfied; and

WHEREAS, the parties hereto intend to amend the Master Indenture as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AMENDMENTS

The parties hereto agree as follows:

SECTION 1.      DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Master Indenture, as amended hereby.

SECTION 2.      AMENDMENTS. Section 1.1 of the Master Indenture is amended by deleting the defined term “Private Label Program” in its entirety and replacing it with the following:

““Private Label Program” means any arrangement in which Originator agrees to extend credit accounts to customers of a Retailer, which accounts include a private label credit line for use at the Retailer’s retail establishments, Internet website, catalogue sales business or other channels for the purchase of the specified Retailer’s goods and services and may also include a credit line for use at certain other retail establishments, Internet websites, catalogue sales businesses or other channels not operated by such Retailer for the purchase of similar, related or complimentary goods and services as such Retailer offers or provides.”

SECTION 3.    EFFECTIVENESS. This Amendment shall become effective as of the date first set forth above; provided that (i) each of the Indenture Trustee and the Issuer shall have executed and delivered a counterpart of this Amendment, (ii) the Rating Agency Condition shall have been satisfied, and (iii) the Issuer shall have delivered to the Indenture Trustee (x) an Officer’s Certificate to the effect that all requirements for this Amendment contained in the Master Indenture have been met and the Issuer reasonably believes that such action will not result in an Adverse Effect and (y) a Tax Opinion. The Issuer shall provide written notice to the Indenture Trustee upon satisfaction of the conditions in the preceding sentence.

SECTION 4.       BINDING EFFECT; RATIFICATION.

(a)        On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Master Indenture and (ii) each reference in the Master Indenture to “this Agreement”, “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Master Indenture, shall mean and be a reference to the Master Indenture as amended hereby.

(b)        Except as expressly amended hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.      NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or any other party herein and, (e) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

SECTION 6.      NO PETITION. The Indenture Trustee covenants that it will not directly or indirectly institute or cause to be instituted against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law unless Noteholders of not less than 66⅔% of the Outstanding Principal Balance of each Class of each Series has approved such filing and it will not directly or indirectly institute or cause to be instituted against the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided, that the foregoing shall not in any way limit the Noteholders’ rights to pursue any other creditor rights or remedies that the Noteholders may have for claims against the Issuer.

SECTION 7.       MISCELLANEOUS.

(a)      THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)        Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)        This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Counterparts of this Amendment may be delivered electronically. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature provided by one or more electronic networks or databases (including one or more distributed electronic networks or databases) provided by DocuSign, Inc., Adobe Sign, Nitro Pro or any other electronic signature provider as may be mutually agreed to by the parties to this Amendment, and that creates a record that may be retained, retrieved and reviewed by a recipient thereof and is in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with the requirements of this Section 7(c) will be binding on all parties thereto to the same extent as if it were physically executed.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST,
as Issuer

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee on behalf of the Issuer

By:	/s/ Kristine K. Gullo

Name:	Kristine K. Gullo

Title:	Vice President

Twelfth Amendment to Master Indenture

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DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ James Noriega

Name:	James Noriega

Title:	Associate

By:	/s/ Ronoldo Reyes

Name:	Ronoldo Reyes

Title:	Vice President

Twelfth Amendment to Master Indenture

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